EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM AND FINANCIAL STATEMENT

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENT
Statement of assets acquired and liabilities assumed	2
Notes to financial statement	3 - 7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of PremierWest Bancorp and Subsidiary

We have audited the accompanying statement of assets acquired and liabilities assumed by PremierWest Bank (a wholly owned subsidiary of PremierWest Bancorp) as of July 17, 2009 pursuant to the Purchase and Assumption Agreement dated February 19, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by PremierWest Bank (a wholly owned subsidiary of PremierWest Bancorp) as of July 17, 2009 pursuant to the Purchase and Assumption Agreement dated February 19, 2009, is fairly presented, in all material respects, on the basis of accounting described in Note 2.

Portland, Oregon
September 25, 2009

PREMIERWEST BANCORP AND SUBSIDIARY
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(Dollars in 000s)

ASSETS	July 17, 2009
Cash	$334,718
Loans	799
Premises and equipment	928
Core deposit intangible	1,812
Other assets	5
TOTAL ASSETS	$338,262

LIABILITIES
Demand deposits	$3,982
Interest-bearing demand and savings deposits	97,753
Certificates of deposit	240,649
Total deposits	342,384
Accrued interest	361
Total liabilities assumed	342,745

NET LIABILITIES ASSUMED	$4,483

See accompanying notes.	2

PREMIERWEST BANCORP AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENT

NOTE 1 – ACQUISITION OF CERTAIN ASSETS AND LIABILITIES OF WACHOVIA BANK, N.A.

On February 19, 2009, PremierWest Bank (“Bank”), a wholly-owned subsidiary of PremierWest Bancorp (“Company”), entered into a purchase and assumption agreement with Wachovia Bank, N.A. (“Wachovia”) to acquire certain assets and assume identified liabilities of two Wachovia Bank branches located in Davis and Grass Valley, California. The transaction closed on July 17, 2009.

Management of the Company believes that personalized community bank customer service provides a competitive advantage against larger financial service providers, particularly in markets where limited community bank competition exists. By bolstering its presence in suburban Northern California, Management expects the Company to establish a viable community bank competitor to the Davis and Grass Valley communities and to increase the availability of its services to existing customers throughout Northern California. As of the closing date, these offices and their employees commenced operating as branch offices of PremierWest Bank.

The assets acquired and liabilities assumed are presented at fair value on the date of acquisition. Fair values for the categories of assets and liabilities were determined as described in Note 2 to the Statement of Assets Acquired and Liabilities Assumed.

NOTE 2 – BASIS OF PRESENTATION

The Company has determined that the assumption of the net liabilities of Wachovia constitutes a business combination. Accordingly, the assets acquired and liabilities assumed are presented at their fair values. In many cases the determination of these fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to actual results that may differ materially from the estimates used.

In accordance with the framework established in Financial Accounting Standards No. 157 “Fair Value Measurement” the Company used a fair value hierarchy to prioritize the information used to develop assumptions used to develop estimates used in determining fair value. The fair value hierarchy is as follows:

Level 1 inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date.

Level 2 inputs – Inputs other than quoted prices included in Level 1that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets and liabilities in active markets and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 – Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions that market participants would use in pricing the assets or liabilities.

PREMIERWEST BANCORP AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENT

NOTE 2 – BASIS OF PRESENTATION (continued)

Following is a description of the methods and significant assumptions used to determine the fair values of significant assets and liabilities:

Cash – The carrying amount of cash approximates its fair value.

Loans – The acquired loans’ fair values were based on existing carrying values as substantially all were variable rate loans that reprice frequently and have no significant credit risk.

Premises and equipments – Fair values for the land and building were based on negotiation between the buyer and seller. The Company’s position, which resulted in a reduction to the seller’s pricing position, was based on Management’s assessment of the highest and best use of the property as retail commercial space adjusted to reflect the then current conditions affecting Sacramento Valley commercial real estate valuations.

Core deposit intangible – This asset represents the value ascribed to the long-term value of the core deposits acquired. Fair value was determined using a third-party valuation expert specializing in estimating fair values of core deposit intangibles. The fair value was derived using an industry standard financial instrument present value methodology. All-in costs and runoff balances by year were discounted by comparable term Federal Home Loan Bank (“FHLB”) advance rates, used as an alternative cost of funds measure. This intangible asset will be amortized on a straight-line basis over a weighted average estimated useful life of 7.4 years. The core deposit intangible asset is not estimated to have a significant residual value.

Deposit liabilities – The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate money market accounts, savings accounts and NOW accounts approximate their fair values at the reporting date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies discount rates based on comparable FHLB wholesale funding rates to a schedule of aggregated expected monthly maturities on time deposits assumed.

PREMIERWEST BANCORP AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENT

NOTE 2 – BASIS OF PRESENTATION (continued)

The following table presents information on the foregoing assets and liabilities and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value and, as such, are non-recurring:

	(Dollars in Thousands)
	Fair Value Measurements at 7/17/2009 Using
		Quoted Prices in Active
	Fair Value	Markets for Identical	Other Observable	Significant Unobservable
Description	7/17/2009	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)

Cash	$334,718	$334,718	$-	$-

Loans	799	-	-	799

Premises and equipment	928	-	-	928

Core deposit intangible	1,812	-	-	1,812
Total assets Measured at Fair Value	$338,257	$334,718	$-	$3,539

Deposit liabilities	$342,384	$-	$-	$342,384
Total liabilities Measured at Fair Value	$342,384	$-	$-	$342,384

NOTE 3 – DEPOSITS

Deposit liabilities assumed are composed of the following at July 17, 2009:

(Dollars in 000s)
		Weighted
		Average
	Acquired	Contractual
	Value	Interest Rate

Demand deposit accounts	$2,982	0.00%
Savings deposits	7,135	0.28%
NOW accounts	35,350	0.17%
Money market accounts	56,267	0.86%
Certificates of deposit	240,649	2.91%
Total	$342,384	2.21%

PREMIERWEST BANCORP AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENT

NOTE 3 – DEPOSITS (continued)

At July 17, 2009, contractual scheduled maturities of certificates of deposit, excluding fair value adjustments of $4,028,000, were as follows:

(Dollars in 000s)

July 18, 2009 through December 31,	2009	$149,340
Years ending December 31,	2010	44,466
	2011	12,385
	2012	6,824
	2013	22,023
	Thereafter	1,583

		$236,621

NOTE 4 – NET LIABILITIES ASSUMED

Details related to the acquisition at July 17, 2009, are as follows:

(Dollars in 000s)
	Assets
	Acquired/Liabilities	Fair Value	Total
	Assumed	Adjustment	Fair Value
Assets
Cash	$334,718	$-	$334,718
Loans	799	-	799
Premises and equipment	1,027	(99)	928
Core deposit intangible	-	1,812	1,812
Other assets	5	-	5
Total assets	$336,549	$1,713	$338,262

Liabilities
Deposits
Demand	$3,982	$-	$3,982
Interest-bearing demand and savings	97,753	-	97,753
Time certificates	236,621	4,028	240,649
Total deposits	338,356	4,028	342,384
Accrued interest	361	-	361
Total liabilities	338,717	4,028	342,745

Net liabilities assumed	$2,168	$2,315	$4,483

PREMIERWEST BANCORP AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENT

NOTE 4 – NET LIABILITIES ASSUMED (continued)

Goodwill represents the excess of the total purchase price paid for the Wachovia branches over the fair values of the assets acquired, net of the fair value of the liabilities assumed. Goodwill totaling $4,483,000 was generated as a result of this transaction. The entire amount of goodwill will be tax deductible and amortized over 15 years for income tax purposes. Goodwill will be evaluated for possible impairment at least annually, and more frequently, if events and circumstances indicate that the asset might be impaired.